Filed Pursuant to Rule 424(b)(3)

Registration No. 333-140240

September 2007 Performance Update

The Frontier Fund Supplement Dated September 28, 2007 to Prospectus Dated February 12, 2007

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

September performance for the various Series of The Frontier Fund is detailed below:1

The Frontier Fund Class 2	September 2007	September 2007 YTD	NAV / Unit
Balanced Series-2	5.38%	-4.22%	$109.42
Balanced Series-2a	5.35%	-4.61%	$93.37
Campbell/Graham Series-2	3.27%	-1.28%	$100.56
Currency Series-2	1.05%	4.61%	$113.22
Long/Short Commodity Series-2	2.19%	1.81%	$104.79
Graham Series-2	5.17%	11.79%	$100.89
Winton Series-2	6.95%	6.13%	$113.35
Long Only Commodity Series-2	8.37%	9.52%	$106.37
Managed Futures Index Series-2	4.89%	1.63%	$100.03

The Series listed below is no longer available to new Investors.

Dunn Series-2 (Closed To Investors)	15.17%	-27.58%	$59.58

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

1.	The above table sets forth the actual performance for the Class and Series. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading comissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

1

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$310,689.66
Unrealized trading gain/(loss)	2,620,296.48
Less: commissions	(55,502.00)
Less: FCM fees	(19,802.62)
Foreign currency gain/(loss)	(7,952.30)
Interest income	80,096.47

Total Income	2,927,825.69

EXPENSES
Management fees	21,099.39
Incentive fees	434,814.83

Total Expenses	455,914.22
Net Income (Loss)	$2,471,911.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	442,264.61006	$45,922,509.09	103.83
Current month additions	13,434.69303	1,429,816.98
Current month redemptions	(14,467.66743)	(1,543,753.67)
Net Income (loss) for current month		2,471,911.47

Net Asset Value, end of current month	441,231.63566	$48,280,483.87	109.42

	Monthly rate of return		5.38%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

2

THE FRONTIER FUND BALANCED SERIES - 2A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$8,730.85
Unrealized trading gain/(loss)	75,108.96
Less: commissions	(1,587.75)
Less: FCM fees	(565.33)
Foreign currency gain/(loss)	(231.64)
Interest income	3,184.76

Total Income	84,639.85

EXPENSES
Trading Fees	1,229.77
Management fees	760.38
Incentive fees	12,340.76

Total Expenses	14,330.91
Net Income (Loss)	$70,308.94

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	14,704.28783	$1,303,216.57	88.63
Current month additions	199.26782	18,000.00
Current month redemptions	—	—
Net Income (loss) for current month		70,308.94

Net Asset Value, end of current month	14,903.55565	$1,391,525.51	93.37

	Monthly rate of return		5.35%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2A

THE FRONTIER FUND CAMPBELL GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(170,554.42)
Unrealized trading gain/(loss)	344,791.14
Less: commissions	(670.33)
Less: FCM fees	(2,159.89)
Foreign currency gain/(loss)	331.32
Interest income	8,734.32

Total Income	180,472.14

EXPENSES
Management fees	7,439.82
Incentive fees	(1,534.71)

Total Expenses	5,905.11
Net Income (Loss)	$174,567.03

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	54,910.41221	$5,347,017.70	97.38
Current month additions	665.94628	65,500.00
Current month redemptions	(833.28696)	(82,221.25)
Net Income (loss) for current month		174,567.03

Net Asset Value, end of current month	54,743.07153	$5,504,863.48	100.56

	Monthly rate of return		3.27%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell Graham Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

			Current Period

INCOME
Realized trading gain/(loss)			$66,778.01
Unrealized trading gain/(loss)			(3,816.88)
Net change in inter-series payables			(55,339.55)
Less: FCM fees			(2,780.44)
Interest income			12,122.78

Total Income			16,963.92

EXPENSES
Management fees			3,133.04
Incentive fees			—

Total Expenses			3,133.04
Net Income (Loss)			$13,830.88

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	11,753.18619	$1,316,872.10	112.04
Current month additions	30.18304	3,400.00
Current month redemptions	—	—
Net Income (loss) for current month		13,830.88

Net Asset Value, end of current month	11,783.36923	$1,334,102.98	113.22

	Monthly rate of return		1.05%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

			Current Period

INCOME
Realized trading gain/(loss)			$365,762.67
Unrealized trading gain/(loss)			(267,848.41)
Less: commissions			(3,555.65)
Less: FCM fees			(1,182.88)
Foreign currency gain/(loss)			—
Interest income			8,313.98

Total Income			101,489.71

EXPENSES
Management fees			8,140.38
Incentive fees			22,490.05
Total Expenses			30,630.43
Net Income (Loss)			$70,859.28

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	31,501.62315	$3,230,364.67	102.55
Current month additions	242.01021	25,000.00
Current month redemptions	(352.58917)	(36,620.43)
Net Income (loss) for current month		70,859.28

Net Asset Value, end of current month	31,391.04419	$3,289,603.52	104.79

	Monthly rate of return		2.19%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

			Current Period

INCOME
Realized trading gain/(loss)			$(81,371.49)
Unrealized trading gain/(loss)			169,299.80
Less: commissions			(412.23)
Less: FCM fees			(625.01)
Foreign currency gain/(loss)			209.60
Interest income			2,432.41

Total Income			89,533.08

EXPENSES
Management fees			3,124.43
Incentive fees			957.60
Total Expenses			4,082.03

Net Income (Loss)			$85,451.05

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	17,132.21897	$1,643,373.10	95.92
Current month additions	123.01451	12,000.00
Current month redemptions	—	—
Net Income (loss) for current month		85,451.05

Net Asset Value, end of current month	17,255.23348	$1,740,824.15	100.89

	Monthly rate of return		5.17%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

			Current Period

INCOME
Realized trading gain/(loss)			$110,510.27
Unrealized trading gain/(loss)			644,977.81
Less: commissions			(3,012.07)
Less: FCM fees			(3,999.68)
Foreign currency gain/(loss)			431.51
Interest income			19,999.87

Total Income			768,907.71

EXPENSES
Management fees			16,011.24
Incentive fees			71,360.62

Total Expenses			87,371.86
Net Income (Loss)			$681,535.85

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	92,619.53946	$9,816,172.16	105.98
Current month additions	—	—
Current month redemptions	(482.22860)	(53,720.55)
Net Income (loss) for current month		681,535.85

Net Asset Value, end of current month	92,137.31086	$10,443,987.46	113.35

	Monthly rate of return		6.95%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$465,758.73
Unrealized trading gain/(loss)	—
Net change in inter-series payables	(456,382.25)
Less: commissions	—
Less: FCM fees	(2,306.20)
Foreign currency gain/(loss)	—
Interest income	15,767.25

Total Income	22,837.53

EXPENSES
Management fees	5,760.48
Incentive fees	—

Total Expenses	5,760.48
Net Income (Loss)	$17,077.05

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	2,064.43138	$202,623.29	98.15
Current month additions	210.66608	22,300.00
Current month redemptions	—	—
Net Income (loss) for current month		17,077.05

Net Asset Value, end of current month	2,275.09746	$242,000.34	106.37

	Monthly rate of return		8.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(435.05)
Unrealized trading gain/(loss)	4,467.33
Less: commissions	(42.85)
Less: FCM fees	(33.95)
Foreign currency gain/(loss)	14.61
Interest income	179.34

Total Income	4,149.43

EXPENSES
Management fees	135.77
Incentive fees	—

Total Expenses	135.77
Net Income (Loss)	$4,013.66

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	855.26696	$81,559.03	95.36
Current month additions	24.22923	2,400.00
Current month redemptions	—	—
Net Income (loss) for current month		4,013.66

Net Asset Value, end of current month	879.49619	$87,972.69	100.03

	Monthly rate of return		4.89%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2

THE FRONTIER FUND DUNN SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

September 30, 2007

(Unaudited)

Current Period
INCOME
Realized trading gain/(loss)	$(11.30)
Unrealized trading gain/(loss)	89.71
Less: commissions	(0.21)
Less: FCM fees	(0.31)
Foreign currency gain/(loss)	0.34
Interest income	1.56

Total Income	79.79

EXPENSES
Incentive fees	—

Total Expenses	—
Net Income (Loss)	$79.79

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$'s per unit
Net Asset Value, end of prior month	10.16901	$526.12	51.74
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		79.79

Net Asset Value, end of current month	10.16901	$605.91	59.58

	Monthly rate of return		15.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Loncoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Dunn Series 2